Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated July 2, 2003, except as to Note B as to which the date is January 22, 2004, included in Richardson Electronics, Ltd.‘s Current Report on Form 8-K dated May 27, 2004, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8, Registration Statement Number 33-54745 on Form S-8, Registration Statement Number 333-02865 on Form S-8, Registration Statement Number 333-03965 on Form S-8, Registration Statement Number 333-04071 on Form S-8, Registration Statement Number 333-04767 on Form S-8, Registration Statement Number 333-66215 on Form S-8, Registration Number 333-76897 on Form S-8, Registration Statement Number 333-04457 on Form S-8, Registration Statement Number 333-70914 on Form S-8 and Registration Statement Number 33-60092 on Form S-8 of our report dated July 2, 2003, except as to Note B as to which the date is January 22, 2004, with respect to the consolidated financial statements for the year ended May 31, 2003 of Richardson Electronics, Ltd. included in the Company’s Current Report on Form 8-K dated May 27, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
May 27, 2004